                                                            EXHIBIT NO. 99.12(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-3 of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, Global Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account, of my opinion dated April 20, 2000, appearing in Post-Effective Amendment No. 28 to the Money Market Variable Account's Registration Statement (File No. 33-19628 and 811-3563), which was filed with the Securities and Exchange Commission on April 28, 2000.

                                            EDWARD M. SHEA
                                            ------------------------------------
                                            Edward M. Shea

                                            Assistant Vice President and Senior
                                             Counsel, Sun Life Assurance Company
                                             of Canada (U.S.)

Boston, Massachusetts
April 25, 2001